UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2014

GOLDEN QUEEN MINING CO. LTD.
(Exact name of registrant as specified in its charter)

0-21777
(Commission File Number)

British Columbia, Canada	Not Applicable
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

6411 Imperial Avenue, West Vancouver, British Columbia, Canada, V7W 2J5
(Address of principal executive offices) (Zip Code)

     (604) 921-7570
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 3, 2014, the Company entered into an agreement to secure a $10,000,000 loan (the “Loan”). The proceeds of the Loan will be used to fund ongoing project development of the Company’s Soledad Mountain Project.

The Loan will be provided by members of the Clay family including $7.5 million to be provided by an investment vehicle managed by Thomas M. Clay, a Director and insider of the Company. The Loan has a twelve-month term and bears an annual interest rate of 5%, payable on the maturity date. If the Loan is repaid on a date that is less than 183 days before the maturity date, the Company will pay the Lenders an amount of 105% of the principal amount plus interest on the principal amount at the rate of 5% per annum accrued to the date the Loan is repaid.

No finder’s fee or commission will be paid in connection with the Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Queen Mining Co. Ltd.
Date	January 6, 2014	(Registrant)

/s/ Lutz Klingmann
Lutz Klingmann, President